Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Sunshine Heart, Inc. New-Hire Equity Incentive Plan of our report dated March 12, 2013, with respect to the consolidated financial statements of Sunshine Heart, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota

August 9, 2013